SUBSIDIARIES



                  NEW YORK MARINE AND GENERAL INSURANCE COMPANY
                            GOTHAM INSURANCE COMPANY
                           MUTUAL MARINE OFFICE, INC.
                       PACIFIC MUTUAL MARINE OFFICE, INC.
                    MUTUAL MARINE OFFICE OF THE MIDWEST, INC.